UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 29, 2023

1-800-FLOWERS.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26841	11-3117311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Jericho Plaza, Suite 200,
Jericho, New York 11753
(Address of Principal Executive Offices, and Zip Code)

(516) 237-6000
Registrant’s Telephone Number, Including Area Code

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 29, 2023, Mr. Christopher McCann resigned from his position as Chief Executive Officer of the Company, effective July 3, 2023, and will take a leave of absence for personal health reasons that will end no later than December 31, 2023. During his leave of absence, Mr. Christopher McCann will continue to serve as a Board member of the Company, and to serve on the board and as an officer of various subsidiaries of the Company as he now serves and will continue to be an employee of the Company with the base salary, compensation and benefits specified in his employment agreement, dated as of July 4, 2016. Other than with respect to the applicable provisions of section 3 of Mr. Christopher McCann’s employment agreement regarding his position, all other terms and conditions of the agreement will continue in effect during his leave.
(c) Effective July 3, 2023, the board of directors (the “Board”) appointed Mr. Jim McCann, who has been Chairman since July 2016, to also hold the position of Chief Executive Officer of the Company. Effective with his appointment as Chief Executive Officer, Mr. Jim McCann will receive additional cash compensation equal to $1,000,000 per annum. In addition, in lieu of the annual contribution under the Company’s Nonqualified Supplemental Deferred Compensation Plan as provided in his employment agreement, dated as of July 4, 2016, Mr. Jim McCann will become a participant in the Company’s Sharing Success Plan with his annual bonus target equal to 100% of his base salary, in each case commencing with the 2024 fiscal year.  Other than with respect to the applicable provisions of Mr. Jim McCann’s employment agreement regarding his additional position as Chief Executive Officer and compensation, all other terms and conditions of the agreement will continue in effect.
 Item 8.01.         Other Events.
On June 29, 2023, 1-800-Flowers.com, Inc. (the “Company”) issued a press release announcing the resignation and leave of absence for personal health reasons of Mr. Christopher McCann, Chief Executive Officer of the Company, and the appointment of Mr. Jim McCann as Chief Executive Officer of the Company. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01.         Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished with this Form 8-K:
99.1 Press Release dated June 29, 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, Inc.
By:	/s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and Chief Financial Officer

Date: June 29, 2023

EXHIBIT INDEX

99.1   Press Release, dated June 29, 2023.